UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 14, 2012

Watts Water Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-11499	04-2916536
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

815 Chestnut Street, North Andover, MA	01845
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (978) 688-1811

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           As previously reported, on May 23, 2012, William C. McCartney provided notice of his intention to retire as Chief Financial Officer of Watts Water Technologies, Inc. (the “Company”).  On June 14, 2012, the Company entered into a retention agreement (the “Retention Agreement”) with Mr. McCartney.  Pursuant to the Retention Agreement, Mr. McCartney will continue employment with the Company until December 14, 2012 and will assist the Company in identifying a successor and transitioning his responsibilities and duties to the new Chief Financial Officer. Following Mr. McCartney’s retirement from the Company on December 14, 2012, subject to Mr. McCartney’s effectively transitioning his responsibilities and duties to the new Chief Financial Officer, performing his duties in a professional and timely manner for the duration of his employment, and execution and non-revocation of a general release of claims, Mr. McCartney will be entitled to receive the following retention benefits: (i) a lump-sum cash payment equal to $690,000, which represents two years of Mr. McCartney’s 2012 annual salary; (ii) accelerated vesting of all unvested stock options and restricted stock awards as of December 14, 2012, and an extension in the time of exercise all of Mr. McCartney’s stock options for the shorter of three years following Mr. McCartney’s termination date or the original term of the option; and (iii) a lump-sum cash payment equal to the amount of the annual 2012 performance bonus he would have been entitled to receive if he had remained employed by the Company through December 31, 2012 as determined by the Company’s Compensation Committee, which shall be payable after the date the Compensation Committee approves executive bonuses under the Executive Incentive Bonus Plan for 2012.  The Retention Agreement also subjects Mr. McCartney to non-competition and non-solicitation covenants for a two-year period following the date of his retirement and an obligation to repay the value of all retention benefits paid to him pursuant to the Retention Agreement in the event it is discovered that Mr. McCartney committed any violations of law, fraud or financial improprieties while he was employed by the Company.  The foregoing summary of the Retention Agreement is qualified in its entirety by reference to the Retention Agreement, which is included herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 15, 2012	WATTS WATER TECHNOLOGIES, INC.

	By:	/s/ Kenneth R. Lepage
Kenneth R. Lepage
General Counsel

EXHIBIT INDEX

Exhibit No.	Title

10.1	Retention Agreement, dated as of June 14, 2012, between Watts Water Technologies, Inc. and William C. McCartney